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                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Elan Corporation, plc (the "Company") on Form 20-F for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kelly Martin, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (ss.) 1350, as adopted pursuant to (ss.) 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:     September 4, 2003


                                          /s/ Kelly Martin
                                          --------------------------------------
                                          Kelly Martin
                                          President and Chief Executive Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Elan Corporation, plc and will be retained by Elan Corporation, plc and furnished to the Securities and Exchange Commission or its staff upon request.